                                   Exhibit 21


                          Subsidiaries of the Company.

                       SUBSIDIARIES OF A. SCHULMAN, INC.


                                                         Jurisdiction
Name                                                   of Incorporation
----                                                   ----------------
N.V. A. Schulman, Plastics, S.A.                       Belgium

N.V. A. Schulman, S.A.                                 Belgium

A. Schulman, S.A. (1)                                  France

A. Schulman Plastics, S.A.                             France

Diffusion Plastique (2)                                France

A. Schulman GmbH                                       Germany

A. Schulman, Inc., Limited                             United Kingdom

A. Schulman Canada Ltd.                                Ontario, Canada

A. Schulman Foreign Sales Corporation                  Virgin Islands

Master Grip, Inc.                                      Ohio

Gulf Coast Plastics, Inc.                              Texas

A. Schulman AG                                         Switzerland

ASI Investments Holding Co.                            Delaware

ASI Akron Land Co.                                     Delaware

ComAlloy International Company                         Ohio

A. Schulman International, Inc.                        Delaware

A. Schulman de Mexico, S.A. de C.V. (3)                Mexico

ASI Employment, S.A. de C.V. (3)                       Mexico

AS Mex Hold, S.A. de C.V. (3)                          Mexico

Texas Polymer Services, Inc.                           Ohio

Polyvin GmbH(4)                                        Germany
______________________________


(1) Owned by N.V. A. Schulman, S.A.
(2) Owned by A. Schulman, S.A.
(3) Owned by A. Schulman International, Inc.
(4) Owned by A. Schulman GmbH